UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 2, 2020

LAMPERD LESS LETHAL INC.
(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

333-84976

(Commission File Number)

98-0358040

(IRS Employer Identification No.)

1200 Michener Road, Sarnia, Ontario, Canada N7S 4B1

(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code (519) 344-4445

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

Lamperd Less Lethal Riot Control Products Re-Classified as Pyrotechnic Distraction Devices by ATF Allowing Much Easier and Wider Distribution to the United States

Revision of Products out of Destructive Device Category Comes as they are Needed Most to Help Safely Maintain Public Order and Protect Lives

SARNIA,ON / ACCESSWIRE / September 2, 2020 / Lamperd Less Lethal, Inc. (OTC PINK:LLLI), an innovation leader and manufacturer of advanced security solutions for law enforcement, military and security agencies worldwide, is pleased to report that a very positive and important ruling has been made by the US Bureau of Alcohol, Tobacco, Firearms and Explosives (ATF) regarding key riot control products developed and manufactured by Lamperd.

Our Master Distributor American Reserve Munitions, LLC, asked ATF to determine if two Lamperd Throwaway Distraction Devices (PT7707, PT7707-OC), two 20 gauge less lethal rounds (PT709, PT717S), and two 37 millimeter less lethal rounds (PT750-37, PT750AB) are destructive devices under the National Firearms Act (NFA) and the implementing regulations at 27 CFR, Part 479. ATF has now determined that the aforementioned devices and less lethal rounds are not destructive devices and has re-classified them as pyrotechnic distraction devices (ATF Document Number: 903070:MJO 19-817601 555.11; 478.11; 479.11 5320; 5401). As a result, American Reserve Munitions is now in a much better position to handle the processing of orders for these Lamperd riot control products to police and military buyers for use in the entire United States.

Barry Lamperd, CEO of Lamperd Less Lethal commented: “This ruling from the ATF on some of our most advanced products for riot control has come at a time when these devices have never been needed more to help keep public order and protect lives. Lamperd has a primary focus on delivering effective security products which are the safest in the global industry. This new ruling will allow products such as the Lamperd Aerial Burst Pepper Spray munitions to be much more easily and widely imported to the United States to keep crisis situations under better control with the lowest possible risk of harm to anyone. At Lamperd Less Lethal we are very proud of our record that in over 50 years of operation no one has ever been killed or even seriously injured by any of our products.”

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The Lamperd Aerial Burst rounds should be especially useful as, unlike traditional tear gas and related products, these munitions can not be thrown or kicked back at peace officers since the rounds disburse above a crowd dropping only a powerful pepper compound but no harmful debris at all. Lamperd Aerial Burst rounds can control individuals in an area of 200 sq. ft. for up to 20 minutes giving peace officers a very effective new option to clear areas of unruly or dangerous persons. Lamperd impact munitions such as our proven Wasp rounds can effectively deter aggressive persons from causing anyone harm without officers having to resort to the use of deadly force.

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About the Company

Lamperd Less Lethal, Inc. (LLLI) is a developer, manufacturer and international sales company for advanced less lethal weapons, ammunition and other security products marketed to police, correctional, military and private security forces. The company sells over 300 different products including small & large caliber projectile guns, flash-bang devices, pepper spray devices, 37mm & 40mm launching systems and interlocking riot shields. Lamperd also offers advisory services and hands-on training classes run by highly accredited instructors. For more information visit: http://www.lamperdlesslethal.com.

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This press release contains forward-looking statements relating to Lamperd Less Lethal, Inc. Lamperd Less Lethal, Inc. undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes in future operating results.Safe Harbor for Forward-Looking Statements:This news release includes forward-looking statements. While these statements are made to convey to the public the company's progress, business opportunities and growth prospects, readers are cautioned that such forward-looking statements represent management's opinion. Whereas management believes such representations to be true and accurate based on information and data available to the company at this time, actual results may differ materially from those described. The company's operations and business prospects are always subject to risk and uncertainties. Important factors that may cause actual results to differ are and will be set forth in the company's periodic filings with the U.S. Securities and Exchange Commission.

Contact: Lamperd Less Lethal, Inc.
Barry Lamperd, President & CEO
(519) 344-4445

Email: info@lamperdlesslethal.com or sales@lamperdlesslethal.com

Company Website: http://www.lamperdlesslethal.com

Lamperd Less Lethal on Facebook: https://www.facebook.com/lamperdlesslethal

Lamperd Less Lethal on Instagram: https://www.instagram.com/llli_lamperd_lesslethal

Lamperd Less Lethal on Twitter: https://ww.twitter.com/LLLI_LessLethal
Barry Lamperd on Twitter: Https://www.twitter.com/lamperd_llli

SOURCE: Lamperd Less Lethal, Inc

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAMPERD LESS LETHAL INC.

Date: September 3, 2020	By:	/s/ Barry Lamperd
Barry Lamperd
President

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